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                                                                    EXHIBIT 10.3


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                              OF PCS NUCLEUS, L.P.


         This FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PCS NUCLEUS, L.P. (the "First Amendment") is entered into as of the 16th day of April 1996, by and between AIRTOUCH PCS HOLDING, INC. ("ATIPH") and U S WEST PCS HOLDINGS, INC. ("USWPH")

                              W I T N E S S E T H:


         WHEREAS, on July 25, 1994, ATIPH and USWPH entered into an agreement of limited partnership (the "Original Partnership Agreement") to create a limited partnership under the laws of the State of Delaware; and

         WHEREAS, ATIPH and USWPH agreed to amend the Original Partnership Agreement in certain respects and entered into that certain PCS Nucleus, L.P. Amended and Restated Agreement of Limited Partnership as of September 30, 1995 (the "Partnership Agreement"); and

         WHEREAS, ATIPH and USWPH desire to further amend the Partnership Agreement as set forth hereinbelow.

         NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, and in order to set forth the respective rights, obligations, and interests of ATIPH and USWPH to one another and to the Partnership, the Partners hereby agree as follows:

                                    AGREEMENT

         1. Section 2.3(d)(i) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

                           "Notwithstanding the foregoing, Members of the
                  Partnership Committee designated by USWPH shall not be entitled to participate in discussions of or votes specifically relating to the Partnership's then existing or planned operations in any market served by a local exchange carrier Affiliate of USW (a "LEC Affiliate"), if such existing or planned operations of the Partnership could reasonably be expected to compete or conflict with, in any material respect, the then existing or planned wireless communications operations owned or conducted by USW's LEC Affiliates. Nothing in this Section 2.3(d) shall restrict the manner in which Members designated by USWPH shall participate in deliberations, discussions or votes of the Partnership Committee with respect to the Budget and Business Plan of the Partnership; provided that such Members shall act in good faith and in the best interest of the Partnership without regard to any such
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                  competitive considerations. USWPH agrees that no Member
                  designated by USWPH shall participate in decisions regarding the existing or planned wireless communications operations of USW's LEC Affiliates, or the existing or planned wireless communications operations of USW's wireline cable television company Affiliates in the WMC Territory (as defined hereinbelow) (other than decisions relating generally to the overall wireless communications operations of USW's wireline cable television company Affiliates), whether through the furnishing of advice or information or otherwise, it being understood that certain Members designated by USWPH may have ultimate responsibility for those who participate in such decisions (and that such Members shall not be deemed to have participated in such decision solely by virtue of having such ultimate responsibility). As used in this Section 2.3(d)(i), "WMC Territory" shall mean the territory served by any System in which WMC, any Partner thereof or any of their respective Affiliates has an ownership interest; provided, however, that for purposes of this definition, neither PrimeCo nor TomCom, L.P., a Delaware limited partnership, nor any partnership or other entity in which either has an ownership interest shall be deemed an Affiliate of WMC or an Affiliate of a Partner."

         2. Section 2.3(d)(ii) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

                           "Without limitation of the obligations of USWPH under
                  Section 2.12, neither USWPH nor any Members appointed by USWPH shall provide (A) to any LEC Affiliate operating data or financial or other information with respect to the Partnership's existing or planned operations in the local exchange markets of such LEC Affiliate or (B) to any wireline cable television company Affiliate of USW operating data or financial or other information with respect to the Partnership's existing or planned operations in the wireline cable television service territory of such wireline cable television company Affiliate."

         3. Section 7.4(f) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

                  "Except as provided in Section 7.4(g) of this Agreement, each Partner (whether or not such Partner shall have withdrawn as a General Partner from the Partnership in violation of Section 8.1) shall remain subject to the provisions of this Section
                  7.4 for a period of one year from the date such Partner and its Affiliates cease to have aggregate General Partner and Limited Partner Percentage Interests equal to or exceeding 5%. If a General Partner withdraws from the Partnership in violation of Section 8.1, then the Limited Partner Percentage Interest of such Partner, for purpose of this Section 7.4(f) and 7.4(g), shall be deemed to be increased by the General Partner Percentage Interest of such Partner at the time of such withdrawal."

         4. A new Section 7.4(g) is hereby added t Article 7 of the Partnership Agreement, as follows:

                  "Anything herein to the contrary notwithstanding, USWPH (whether or not USWPH shall have withdrawn as a General Partner from the Partnership in
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                  violation of Section 8.1) shall remain subject to the
                  provisions of this Section 7.4 until all of the following conditions shall have been satisfied: (i) such Partner and its Affiliates cease to have aggregate General Partner and Limited Partner Percentage Interests equal to or exceeding 5%; (ii) no designee of USW is a member of ATI's Board of Directors pursuant to Section 6.1 of the Amended and Restated Investment Agreement, dated as of September 30, 1995, between ATI and USW, as amended (the "Investment Agreement"); and (iii) USW ceases to be entitled (or irrevocably waives its right) to nominate a director to ATI's Board of Directors pursuant to
                  Section 6.1 of the Investment Agreement."

         5. Except as expressly set forth herein, the terms and provisions of the Partnership Agreement shall remain in full force and effect without modification.

         6. This First Amendment to Amended and Restated Agreement of Limited Partnership of PCS Nucleus, L.P. may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but both such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Partnership executed this First Amendment to Amend and Restate Agreement of Limited Partnership of PCS Nucleus, L.P. as of the date first hereinabove written.


                         U S WEST PCS HOLDINGS, INC.




                         By:      /s/ Charles M. Lillis
                                  ----------------------------------------------
                                  Name:  Charles M. Lillis
                                  Title:  President and Treasurer



                         AIRTOUCH PCS HOLDINGS, INC.



                         By:      /s/ C. Lee Cox
                                  ----------------------------------------------
                                  Name:  C. Lee Cox
                                  Title: